CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM






We consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File Nos. 002-89287 and 811-03967) of our report dated November 1, 2005 relating to the September 30, 2005 financial statements and financial highlights of First Investors Government Fund, First Investors Fund for Income, First Investors Cash Management Fund and First Investors Investment Grade Fund, each a series of First Investors Income Funds (formerly First
Investors Government Fund, Inc.), which are included in said Registration Statement.



                                          /s/ Tait, Weller & Baker LLP

                                          TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
JANUARY 27, 2006